UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2024

APi Group Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39275	98-1510303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Old Highway 8 NW
New Brighton, MN	55112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-4320

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	APG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 10, 2024 (the “Funding Date”), APi Group DE, Inc. (the “Borrower”), a wholly owned subsidiary of APi Group Corporation (the “Company”) entered into and closed the transactions contemplated by that certain Amendment No. 6 to Credit Agreement (“Amendment No. 6”), by and among the Borrower, the Company, certain subsidiaries of the Borrower party thereto, Citibank, N.A., as collateral agent and as administrative agent (in such collective capacities, the “Agent”), and the lenders party thereto, which amends that certain Credit Agreement, dated as of October 1, 2019, as amended by Amendment No. 1 to Credit Agreement, dated as of October 22, 2020, Amendment No. 2 to Credit Agreement, dated as of December 16, 2021, Amendment No. 3 to Credit Agreement, dated as of May 19, 2023, Amendment No. 4 to Credit Agreement, dated as of October 11, 2023, and Amendment No. 5 to Credit Agreement, dated as of February 28, 2024, by and among the Borrower, the Company, the subsidiary guarantors from time to time party thereto, the lenders and letter of credit issuers from time to time party thereto, and the Agent (as amended, supplemented or modified from time to time, the “Existing Credit Agreement” and the Existing Credit Agreement as amended by Amendment No. 6, the “Credit Agreement”).

Amendment No. 6 provides for the incurrence of a tranche of incremental term loans (the “Repriced 2021 Incremental Term Loans”) under the Credit Agreement in an aggregate amount of approximately $2,257 million, the proceeds of which were used (i) to refinance all of the 2021 incremental term loans due 2029 outstanding under the Existing Credit Agreement as of immediately prior to the Funding Date (the “Existing 2021 Incremental Term Loans”), (ii) to refinance all of the initial term loans due 2026 outstanding under the Existing Credit Agreement as of immediately prior to the Funding Date, (iii) to repay the $100 million revolving credit loans outstanding under the Existing Credit Agreement as of immediately prior to the Funding Date, and (iv) for general corporate purposes, including to partially fund the pending acquisition of Elevated Facilities Services Group. Therefore, on the Funding Date, after giving effect to the payoffs and refinancings described above, there is one tranche of term loans outstanding, which is the Repriced 2021 Incremental Term Loans, in an aggregate amount of approximately $2,257 million and no revolving credit loans currently outstanding under the Credit Agreement.

Pursuant to Amendment No. 6, the interest rate applicable to the Repriced 2021 Incremental Term Loans, at the Borrower’s option, is either: (i) a base rate plus a reduced applicable margin equal to 1.00% per annum, or (ii) a term SOFR rate plus a reduced applicable margin equal to 2.00% per annum, in each case, subject to a step down of the applicable margin to 0.75% per annum and 1.75% per annum, respectively, upon the achievement of certain Moody’s and/or S&P ratings, as set forth in the Credit Agreement. In addition, pursuant to Amendment No. 6, the credit spread adjustment applicable to the Existing 2021 Incremental Term Loans was removed and, consequently, there is no credit spread adjustment applicable to the Repriced 2021 Incremental Term Loans. The Repriced 2021 Incremental Term Loans mature on January 3, 2029, which is the same maturity date as the Existing 2021 Incremental Term Loans. The Company’s aggregate $1,120 million of interest rate swaps related to its term loans remain in effect following the closing of the transactions described above.

Except as set forth in Amendment No. 6 and as described above, the Repriced 2021 Incremental Term Loans have identical terms to the Existing 2021 Incremental Term Loans as set forth in, and otherwise subject to, the provisions of the Credit Agreement.

The foregoing description of Amendment No. 6 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 6, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On May 13, 2024, the Company issued a press release to announce the closing of the transactions contemplated by Amendment No. 6, a copy of which is furnished herewith as Exhibit 99.1.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed or furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Amendment No. 6 to Credit Agreement, dated as of May 10, 2024, among APi DE, Inc., as borrower, APi Group Corporation, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, and Citibank, N.A. as administrative agent and collateral agent.

10.2	Credit Agreement, dated as of October 1, 2019, by and among APi Group DE, Inc., as borrower, J2 Acquisition Limited, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Citibank, N.A., as administrative agent and as collateral agent (incorporated by reference to Exhibit 10.8 to the registrant’s Registration Statement on Form S-4 effective May 1, 2020 (File No. 33-237553)).

10.3	Amendment No. 1 to Credit Agreement, dated as of October 22, 2020, by and among APi Group DE, Inc., as borrower, APi Group Corporation, the subsidiary guarantors from time to time party thereto, the lenders and letter of credit issuers from time to time party thereto, and Citibank, N.A., as administrative agent and as collateral agent (incorporated by reference to Exhibit 10.14 to the registrant’s Quarterly Report on Form 10-Q filed on November 12, 2020).

10.4	Amendment No. 2 to Credit Agreement, dated as of December 16, 2021, by and among APi Group DE, Inc., as borrower, APi Group Corporation, the subsidiary guarantors from time to time party thereto, the lenders and letter of credit issuers from time to time party thereto, and Citibank, N.A., as administrative agent and as collateral agent (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on December 20, 2021).

10.5	Amendment No. 3 to Credit Agreement, dated as of May 19, 2023, by and among APi Group DE, Inc., as borrower, APi Group Corporation, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Citibank, N.A., as administrative agent and as collateral agent (incorporated by reference to Exhibit 10.24 to the registrant’s Quarterly Report on Form 10-Q filed on August 3, 2023).

10.6	Amendment No. 4 to Credit Agreement, dated as of October 11, 2023, by and among APi DE, Inc., as borrower, APi Group Corporation, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, and Citibank, N.A. as administrative agent and collateral agent (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on October 13, 2023).

10.7	Amendment No. 5 to Credit Agreement, dated as of February 28, 2024, by and among APi DE, Inc., as borrower, APi Group Corporation, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, and Citibank, N.A. as administrative agent and collateral agent (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on February 28, 2024).

99.1	Press release dated May 13, 2024.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API GROUP CORPORATION

	By:	/s/ Louis B. Lambert
		Name:	Louis B. Lambert
		Title:	Senior Vice President, General Counsel and Secretary
Date: May 13, 2024